Exhibit 10.15(qq)

                              SEVENTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                                              February 17, 2009

PEI Holdings, Inc.
680 North Lake Shore Drive
Chicago, Illinois  60611

Ladies and Gentlemen:

            Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of April 1, 2005, among PEI Holdings, Inc., a Delaware corporation ("Borrower"), the financial institutions from time to time party thereto ("Lenders"), and Bank of America, N.A., as Agent for Lenders ("Agent") (as amended, supplemented or otherwise modified to date, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Credit Agreement.

            Borrower has requested that Agent and Lenders agree to amend the Credit Agreement in certain respects, and Agent and Lenders have agreed to such amendments, on the terms, and subject to the conditions, contained herein.

            Therefore, Borrower, Agent and Lenders hereby agree as follows:

            1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows, provided, that the amendment described in clause (j) below will be effective retroactively to December 31, 2008:

            (a) The pricing grid set forth in the definition of "Applicable Rate" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                                "Applicable Rate

                                                                       Eurodollar Rate
                                                                     Committed Loans and
                                                                       Letter of Credit         Base Rate
 Pricing Level        Financial Covenant          Commitment Fee             Fees            Committed Loans
--------------------------------------------------------------------------------------------------------------
1                Greater than $45,000,000             0.625%                2.00%                 1.00%

2                Greater than $35,000,000,            0.675%                2.25%                 1.00%
                 but less than or equal to
                 $45,000,000

3                Greater than $30,000,000,            0.675%                2.50%                 1.25%
                 but less than or equal to
                 $35,000,000

4                Greater than $25,000,000,            0.675%                3.00%                 1.50%
                 but less than or equal to
                 $30,000,000

5                Greater than $20,000,000,            0.750%                3.25%                 1.75%
                 but less than or equal to
                 $25,000,000

6                Less than or equal to                0.750%                3.75%                2.25%"
                 $20,000,000

            (b) The definition of "Base Amount" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " 'Base Amount' means 60% of Net Worth as of December 31, 2008, as reflected in Playboy's 10-K filing as of such date."

            (c) The definition of "Increase Amount" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " 'Increase Amount' means 50% of Net Income for the period from January 1, 2009 through the last day of the applicable quarter, excluding negative results from any quarter, if any."

            (d) The  definition  of "Letter  of Credit  Sublimit"  contained  in
Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "$50,000,000" and replacing it with a reference to "$30,000,000".

            (e) The definition of "Maturity Date" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " 'Maturity Date' means January 31, 2011."

            (f) The definition of "Net Worth" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            " 'Net Worth' means the total assets of Playboy and its Restricted Subsidiaries plus non-cash charges less Total Liabilities of Playboy and its Subsidiaries, all determined on a consolidated basis and in accordance with GAAP."

            (g) Section 2.05(c) of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" and replacing it with a reference to "$15,000,000".

            (h) Section 2.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "2.15 Assignment and Aggregate Commitment Increase Option.

            From and after February 17, 2009, Borrower shall have the right to notify Agent and Lenders in writing that it has identified one or more "New Lenders" (as defined below) that are willing to provide an additional Commitment to Borrower under this Agreement in a minimum amount of not less than Five Million Dollars ($5,000,000) or a One Million Dollar ($1,000,000) increment in excess thereof up to a maximum of Fifteen Million Dollars ($15,000,000) in one or more increases. Such notice shall identify the applicable third party financial institution or financial institutions (which may be an existing Lender or existing Lenders) reasonably acceptable to Agent and Borrower (each, a "New Lender") that is or are, as the case may be, prepared to provide the new Commitment or a portion thereof and shall specify the amount thereof. Such new Commitment shall be effected by (i) an assignment (an "Assignment") from the existing Lenders (on a pro rata basis) to the New Lender(s) of the first Five Million Dollars ($5,000,000) of such new Commitment and (ii) an increase (an "Increase") in the Aggregate Commitment in the amount by which the total new Commitment exceeds Five Million Dollars ($5,000,000). Any Assignment shall be further effected as provided in Section 10.07(b) and each existing Lender shall sign an assignment agreement effecting such Assignment and any Increase shall be further effected by an amendment to this Agreement. Only the consent of Agent, each New Lender and Borrower shall be required for such amendment to be effective, notwithstanding anything in Section 10.01 to the contrary. Each Assignment and Increase shall become effective at the date specified in such written notice, but in any event not less than 5 days after the date such notice is received by Agent, so long as no Default or Event of Default is in existence on such effective date. The then-existing Lenders providing any portion of the Increase or the New Lenders, as applicable, shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the then-existing Lenders providing any portion of the Increase or the New Lenders, as applicable, of a direct interest in each then outstanding Committed Loan such that, after giving effect thereto, all credit exposure hereunder is held ratably by the Lenders in proportion of their respective Commitments. In each case, Borrower will issue to each affected Lender new Revolving Notes to the extent required by Section 10.07(c). Borrower hereby agrees to pay to Agent an annual agency fee of $7,500 per New Lender, the first installment of which shall be due and payable on the date on which such New Lender's Assignment or Increase is effective and the subsequent installments of which shall be due on the anniversaries of such date."

            (i) Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (a) thereof and (ii) inserting the following at the end of clause (b) thereof, before the period:

            "; and

            (c) as soon as available, but in any event within 30 days after the end of each fiscal month of Playboy (other than a fiscal month constituting the last month of a fiscal quarter), a consolidated statement of income or operations of Playboy and its Restricted Subsidiaries as at the end of such fiscal month, setting forth in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all certified by a Responsible Officer of Playboy as fairly presenting in all material respects the financial condition, results of operations, shareholders equity and cash flows of Playboy and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments."

            (j) Section 6.09(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(a) Net Worth. Maintain Net Worth on the last day of each calendar quarter hereafter commencing on March 31, 2009, at least equal to the Base Amount plus the Increase Amount applicable as of such day."

            (k) Section 6.09(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(b) Interest Coverage Ratio. Maintain an Interest Coverage Ratio of at least the ratio indicated below for the twelve (12) month period ending on each date below:

                                    Date                             Ratios
                                    ----                             ------

              March 31, 2009                                       2.00 : 1.0

              June 30, 2009                                        2.25 : 1.0

              September 30, 2009                                   2.50 : 1.0

              December 31, 2009 and each March 31, June 30,
              September 30 and December 31 thereafter              3.00 : 1.0

            (l) Section 7.01(ee) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(ee) Liens not otherwise permitted hereunder securing  Indebtedness
      in  a  principal   amount  at  any  time  outstanding  not  in  excess  of
      $5,000,000."

            (m) Section 7.02(s) of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" and replacing it with a reference to "$10,000,000".

            (n) Section 7.03(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(k) the incurrence by Playboy, Borrower or any Guarantor of unsecured Subordinated Liabilities (in addition to the Convertible Note
      Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $50,000,000, in each case on subordination terms reasonably acceptable to Agent;"

            (o) Section 7.06(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(a) Playboy, Borrower and the Restricted Subsidiaries may make Restricted Payments from time to time with the prior written consent of Agent so long as (i) no Default or Event of Default is then in existence or would result therefrom; and (ii) immediately after making each such Restricted Payment, Borrower has satisfied the Liquidity Test;"

            (p) Section 7.06(n) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(n) [Intentionally omitted.]

            (q) Section 7.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "7.08 Limitations in respect of Convertible Note Debt.

            Make any payment on, or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any of the Convertible Note Debt, other than (a) payments in exchange for or out of the net cash proceeds from the substantially concurrent sale or issuance of Equity Interests of Playboy (other than Disqualified Stock), with the proceeds of Indebtedness with respect to any Subordinated Liabilities not prohibited under this Agreement or with the proceeds of Dispositions which are not required to be used to prepay the Obligations pursuant to Section 2.05;
      (b) regularly scheduled payments by Playboy of principal, interest and contingent interest when due on or with respect to the Convertible Note Debt pursuant to the terms of the Convertible Note Documents as amended, modified or otherwise altered as permitted hereunder, so long as each such payment is then permitted to be made pursuant to the terms of the subordination provisions of the Convertible Note Indenture, as amended, modified or otherwise altered as permitted herein; provided, that no Loan Party shall make Distributions to Playboy for the purpose of making any such payment unless (i) no Event of Default is then in existence, and

      (ii) Borrower is in compliance with the covenants contained in Section 6.09(a) and (b) computed as of the last day of the most recently ended calendar quarter, but after having given pro forma effect to such payment; and (c) payments in respect of the mandatory redemption or conversion of all or a portion of the Convertible Notes pursuant to the terms of the Convertible Note Indenture, as amended, modified or otherwise altered as permitted herein (other than a mandatory redemption or conversion due to a merger, consolidation or binding share exchange or a "Fundamental Change" (as defined in the Convertible Note Indenture, as such definition exists on the Closing Date), in each case, so long as each such payment is then permitted to be made pursuant to the terms of the subordination provisions of the Convertible Note Indenture, as amended, modified or otherwise altered as permitted herein; provided, that no Loan Party shall make Distributions to Playboy for the purpose of making any such payments described in Section 7.08(c) unless (A) no Event of Default is then in existence, (B) Borrower is in compliance with the covenants contained in
      Section 6.09(a) and (b) computed as of the last day of the most recently ended calendar quarter, but after having given pro forma effect to such payment, and (C) immediately after making such payment, Borrower has satisfied the Liquidity Test; or amend, modify or otherwise alter the terms of any Convertible Note Documents if the effect of such amendment or modification is to (1) increase the interest rate or fees on the Convertible Note Debt; (2) advance the dates upon which payments in respect of the Convertible Note Debt are due, or increase the principal amount of the Convertible Note Debt; (3) change the redemption, conversion or prepayment provisions of the Convertible Note Debt, other than to defer or reduce such redemptions, conversions or prepayments; (4) add any guaranties of or security for the Convertible Note Debt; or (5) modify the subordination provisions of the Convertible Note Indenture in a manner materially adverse to Agent or the Lenders; or designate any Indebtedness other than the Obligations as "Designated Senior Indebtedness" for purposes of the subordination provisions of the Convertible Note Indenture without the consent of the Required Lenders."

            (r) Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

            2. Scope. Except as amended hereby, the Credit Agreement remains unchanged and in full force and effect.

            3. Effectiveness. This Seventh Amendment to Amended and Restated Credit Agreement (the "Amendment") shall be effective when executed by Lenders and Agent and agreed to by Borrower, and returned to Agent, together with the following, all in form and substance reasonably satisfactory to Agent:

            (a) the agreements, instruments and documents set forth on Exhibit B hereto (other than as provided in Section 5 hereof); and

            (b) payment to Agent of an upfront fee equal to $75,000, for the benefit of Lenders in accordance with their respective Pro Rata Shares.

            4. Representations and Warranties. To induce Lenders to execute and deliver this Amendment, Borrower hereby represents and warrants to Lenders on the date hereof that, after giving effect to this Amendment:

            (a) All representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and accurate in all material respects as of such earlier date), and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

            (b) No Default or Event of Default has occurred which is continuing.

            (c) Since December 31, 2008, no event or circumstance has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

            (d) This Amendment, and the Loan Agreement, as amended hereby, constitute valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (e) The execution and delivery by Borrower of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained except for any such approval, consent, exemption, authorization or other action, or notice of filing that has been made, obtained or given or that if not obtained would not be reasonably likely to have a Material Adverse Effect.

            5. Post-Closing Agreements. Borrower hereby agrees to deliver, or cause to be delivered, the following items to Agent on or before March 15, 2009, each in form and substance reasonably satisfactory to Agent, and Borrower hereby agrees that any failure to do so shall constitute an Event of Default under the Credit Agreement unless the time for such delivery is postponed by Agent in its sole discretion:

            (a) Secretary's Certificates of each of PEII, Playboy, PEGI, Playboy.com and Spice Entertainment Group, Inc. (collectively, the "Material Entities");

            (b) Reaffirmation of Guaranty executed by Guarantors in favor of Agent (the "Post-Closing Reaffirmation");

            (c) fully-executed certified board resolutions of each Material Entity authorizing the execution of the Post-Closing Reaffirmation;

            (d) certified copies of the Certificate/Articles of Incorporation for each Material Entity;

            (e) good standing certificates for each Material Entity in such Material Entity's state of incorporation;

            (f)  a  legal   opinion  with  respect  to  the   execution  of  the
Post-Closing Reaffirmation; and

            (g) an executed Amended and Restated Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing executed by PEII, together with a date-down endorsement to the title insurance policy.

            6. Waiver. Lenders agree that to the extent Borrower was in breach of Section 6.09(a) of the Credit Agreement as of December 31, 2008, Lenders hereby waive any such breach. The foregoing waiver is expressly intended to be limited in scope and, except as otherwise expressly provided, shall not be construed as a waiver, consent or as an amendment or modification of the Credit Agreement.

            7. Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

            9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS; PROVIDED THAT BORROWER, AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                           [Signature Page to Follow]

                                         Very truly yours,

                                         BANK OF AMERICA, N.A., as Agent


                                         By Craig W. McGuire
                                            ------------------------------------
                                         Its Senior Vice President
                                             -----------------------------------

                                         BANK OF AMERICA, N.A., as a Lender


                                         By Craig W. McGuire
                                            ------------------------------------
                                         Its Senior Vice President
                                             -----------------------------------

ACKNOWLEDGED AND AGREED TO
THIS 17th DAY OF FEBRUARY, 2009:

PEI HOLDINGS, INC., as Borrower


By Howard Shapiro
   -----------------------------------------
Its Vice President and Secretary
   -----------------------------------------

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

                                    EXHIBIT A

                                 Schedule 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

Lender                             Commitment                 Pro Rata Share
--------------------------------------------------------------------------------

Bank of America, N.A.              $30,000,000                  100%

                                    Exhibit A

                                    EXHIBIT B

                                Closing Checklist

                                  See attached.


                                    Exhibit B